State of Nevada	ROSS MILLER	Filed in the office of	Document Number
Seal	Secretary of State	Ross Miller (signature)	20070501245-36
206 North Carson Street
	Carson City, Nevada 89701-4299	Ross Miller	Filing Date and Time
	(775) 684-5708	Secretary of State	07/23/2007 7:10 A.M.
	Website: secretaryofstate.biz	State of Nevada	Entity Number
E052932007-6
Articles of Incorporation
(Pursuant to NRS 78)

1. Name of Corporation	NORTH HORIZON, INC.

2. Resident Agent	COMMERCE GROUP, INC.
Name and Street	110 East Charleston	Las Vegas	Nevada 89104
Address:	(MANDATORY) Physical Street Address	City	Zip Code
(must be a Nevada address shere	2290 East 4500 South, Suite 230	Salt Lake City	Utah 84117
process may be served)	(OPTIONAL) Mailing Address	City	Zip Code

3. Shares (number of shares corporation	Number of shares	Par value	Number of shares
is authorized to issue)	with par value 80,000,000	per share $.001	without par value -0-

4. Name and Addresses of the	1. Wallace Boyack
Board of Directors of	Name	Salt Lake City	UT 84117
Directors/Trustees:	2290 East 4500 South, Suite 130	City	State Zip Code
(each Director/Trustee	Street Address
must be a natural person	2. Thomas Harkness
at least 18 years of age	Name
attach additional pages	2290 East 4500 South, Suite 130	Salt Lake City	UT 84117
if more than 3	Street Address	City	State Zip Code
directors/trustees)	3. Jacki Bartholomew
Name
	2290 East 4500 South, Suite 130	Salt Lake City	UT 84117
	Street Address	City	State Zip Code

5. Purpose	The purpose of this Corporation shall be:
(optional - see instructions)	any lawful business

6. Name and Address and Signature of	Wallace Boyack		X /s/ Wallace Boyack
Incorporator: (attach additional page if	Name		Signature
more than 1 incorporator)	2290 East 4500 South, Suite 130	Salt Lake City	UT 84117
	Address	City	State Zip Code

7. Certificate of Acceptance of	I hereby accept appointment as Resident Agent for the above name corporation:
Appointment of Resident Agent
	X /S/ Wallace Boyack		July 20, 2007
	Authorized Signature of R.A. or On Behalf of R.A. Company		Date

Attachment  – Articles of Incorporation of North Horizon, Inc.

Additional Articles.

ARTICLE II  -  DURATION

The duration of the Corporation is perpetual.

ARTICLE III  -  GENERAL PURPOSES

The purposes for which this Corporation is organized are (1) to engage in marketing, distributing, and selling products and services of any nature, (2) to provide products and services for distribution, marketing or for sale by others, (3) to provide for training, guidance, and education of others,  (4) to purchase, own, lease, manage, sell, operate, lease, invest in, develop and produce any and all real property, personal property, mineral, oil and gas property and all matters related or ancillary thereto, (5) to develop, research, produce, distribute, market, or license products, equipment, or services and all matters related or ancillary thereto, (6) to design, develop and manufacture products, and (7) to do all things and engage in all lawful transactions which a Corporation organized under the laws of the State of Nevada might do or engage in even though not expressly stated herein.

ARTICLE IV  -  AUTHORIZED SHARES

All stock of the Corporation shall be common and of the same class with the same rights and preferences.  Any stock of the Corporation which is fully paid shall not be subject to further call or assessment for any purpose.

ARTICLE VI  -  ABOLISHMENT OF PRE-EMPTIVE RIGHTS

The authorized and treasury stock of this Corporation may be issued at such time, upon such terms and conditions and for such consideration as voted upon by the unanimous approval of the issued and outstanding shares of common stock of the Corporation.  Any and all shareholders have no pre-emptive rights to acquire unissued shares of the stock of this Corporation.

ARTICLE VII  -  DIRECTORS

The number of directors constituting the Board of Directors of the Corporation shall be at least one and no more than nine.

The number of Directors of the Corporation shall be established by resolution of the Board of Directors.

ARTICLE VIII  -  OFFICERS AND DIRECTORS CONTRACTS
No contract or other transaction between this Corporation and any other corporation or other business entity shall be affected because a Director or Officer of this Corporation is interested in or is a Director or Officer of such other corporation; and any Director or Officer, individually or jointly, may be a party to or may be interested in any Corporation or transaction of this Corporation or in which this Corporation is interested; and no contract or other transaction of this Corporation with any person, firm or corporation shall be affected because any Director or Officer of the Corporation is a party to or is interested in such contract, act or transaction or any way connected with such person, firm or corporation, and any person who may become a Director or Officer of this Corporation is hereby relieved from liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested, provided said Director or Officer acts in good faith.

ARTICLE IX  -  EXEMPTION FROM CORPORATE DEBTS

The private property of the shareholders shall not be subject to the payment of any Corporate debts to any extent whatsoever.

ARTICLE X  -  INDEMNIFICATION

The Corporation shall indemnify each and every officer and director as determined to the fullest extent possible in accordance with applicable state law.  The Directors shall authorize the payment of the defense of any officer and director for matters relating to the activities of officers and directors for all matters relating to the Corporation.  The officer and director shall have the power to select his or their attorney and make decisions regarding the defense of any matter, but payment of all legal fees and other costs shall be paid by the Corporation.

ARTICLE XI  -  BYLAWS

The Corporation’s board of directors by resolution shall have the power and authority to amend, repeal, change, or adopt Bylaws of the Corporation and revisions and changes thereto. The Bylaws may also be amended, repealed, changed or adopted by the shareholders at a meeting duly called, noticed, and conducted in accordance with applicable requirements.

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SECRETARY OF STATE

State of Nevada Seal

CORPORATE CHARTER

I, ROSS MILLER the duly elected and qualified Nevada Secretary of State, do hereby certify that NORTH HORIZON, INC. did on July 23, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of teh State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

State of Nevada Seal		IN WITNESS WHEREOF, I have hereunto set my
hand and affixed the Great Seal of State, at my office
on July 26, 2007.

/S/ Ross Miller
ROSS MILLER
Secretary of State

	By	Signature of Clerk
Certification Clerk